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                                                                     Exhibit 5.1

                                                      October 5, 1994


Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan  48034

Chrysler Credit Corporation
27777 Franklin Road
Southfield, Michigan  48034

Gentlemen:

                 Re:      Chrysler Financial Corporation
                          Registration Statement on Form S-3
                          to register Premier Auto Trusts
                          (the "Registration Statement")

         I am Vice President and General Counsel of Chrysler Financial Corporation, a Michigan corporation, as seller (the "Seller") and Chrysler Credit Corporation, a Delaware corporation, as servicer (the "Servicer") in connection with the above-captioned Registration Statement, filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") in an aggregate principal amount of $11,156,250,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") to be formed by the Seller pursuant to a Trust Agreement (each, a "Trust Agreement") among the Seller, a wholly-owned subsidiary of the Seller, and an Owner Trustee or a Pooling and Servicing Agreement among the Seller, the Servicer and a Trustee (each a "Pooling and Servicing Agreement"). With respect to each series, the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement, the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the related Trust and an Indenture Trustee. The Certificates and the Notes will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and various underwriters named therein.

         I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the State of Michigan to the extent specifically referred to herein.
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         I have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Sale and Servicing Agreement among a Trust, the Seller and the Servicer, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement or Pooling and Servicing Agreement (including the forms of Certificates included as an exhibit thereto and, with respect to the Trust Agreement, the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act) and the forms of Underwriting Agreements relating to the Notes and the Certificates (collectively, the "Operative Documents").
In addition, I have examined and considered executed originals or counterparts, or certified or other copies identified to my satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and matters of fact and law as I deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

         In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Seller and others.

         Based on and subject to the foregoing, I am of the opinion that, with respect to the Notes and/or Certificates of any series, when (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Notes and/or Certificates have been duly approved by the Board of Directors of the Seller, (iii) the applicable Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iv) with respect to each Trust formed pursuant to a Trust Agreement, the Certificate of Trust for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) with respect to each series that includes Notes, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and/or Certificates have been duly executed and issued by the related Trust and authenticated by the Owner Trustee, the Indenture Trustee or Trustee, as applicable, and sold by the Seller, all in accordance with the terms and conditions of the related Operative Documents





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and in the manner described in the Registration Statement, such Notes and/or
Certificates will have been duly authorized by all necessary action of the Trust and will have been legally issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.


                                                   Very truly yours,


                                                   /s/ Allan L. Ronquillo
                                                   Allan L. Ronquillo
                                                   Vice President and
                                                   General Counsel

/mr






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